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                                                               EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of INSpire Insurance Solutions, Inc. (the "Company") on Form S-8 of our report dated July 18, 1997 (August 20, 1997 as to Note 13) on the Company's consolidated financial statements appearing in Amendment No. 3 to Registration Statement No. 333-31173 on Form S-1.



DELOITTE & TOUCHE LLP

Fort Worth, Texas
September 24, 1997